UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BlackRock MuniHoldings California Quality Fund, Inc.

BlackRock MuniHoldings Fund, Inc.

BlackRock MuniHoldings New Jersey Quality Fund, Inc.

BlackRock MuniHoldings Quality Fund II, Inc.

BlackRock MuniYield Fund, Inc.

BlackRock MuniYield Quality Fund II, Inc.

BlackRock MuniYield Quality Fund III, Inc.

BlackRock MuniYield Quality Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Matters BlackRock Closed-End Funds Why am I receiving this letter? You are receiving this reminder notice because you held shares in one or more of the BlackRock Closed- End Funds (the “Funds”) on May 19, 2025 and your Fund has not received your vote. Vote now to stop receiving solicitation notices and reduce costs for your Fund. What am I voting on? Proposal 1 is to elect to the Board of your Fund(s) the nominees named in the joint proxy statement. How does the Board recommend that I vote? The Board of each Fund unanimously recommends that you vote “FOR” each nominee in Proposal 1. If you have any questions on how to vote or about the proposal to be voted on, please contact Georgeson LLC at 1-866-328-5445. The proxy materials previously sent to you contain important information; please read them carefully. Copies of the Proxy Statement are available for free on the Securities and Exchange Commission’s website at www.sec.gov or by visiting http://www.proxy-direct.com/BLK-34553 or by calling Georgeson LLC, each Fund’s proxy solicitor, toll free at 1-866-328-5445. Vote online By scanning the QR code or using the website provided on YOUR enclosed proxy card or voting instruction form and following the simple instructions Vote by phone By calling the toll-free number on YOUR enclosed proxy card or voting instruction form and following the simple instructions Vote by mail By completing, signing and returning YOUR enclosed proxy card or voting instruction form in the postage paid envelope provided